UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 18, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 21, 2016, Lannett Company, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission reporting that the Company expected to record a non-cash impairment charge of the Company’s intangible asset related to Methylphenidate Hydrochloride (HCl) Extended-Release (ER) Tablets (“Methylphenidate”).  At the time the Original 8-K was filed, the Company was unable in good faith to estimate an amount or range of amounts for the impairment.  The Company is filing this Amendment No. 1 to amend the Original 8-K to include an estimate for the impairment charge.  The disclosure included in the Original 8-K otherwise remains unchanged.

ITEM 2.06 MATERIAL IMPAIRMENT

On October 25, 2016, the Company concluded that it expects to report an impairment charge related to Methylphenidate of approximately $65 million in its results of operations for the three months ended September 30, 2016.  The impairment charge is based on the Company’s best estimate of the value related to the Methylphenidate intangible asset taking into consideration revised long-term revenue projections which were adjusted in response to the notice the Company received from the U.S. Food and Drug Administration.  The charge is subject to adjustment pending completion of the valuation process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: October 28, 2016